Exhibit 99

Investor Contact:
Andrew Weingardt
308-255-7428
Cabela’s Incorporated

Media Contact:
Nathan Borowski
308-255-2861
Cabela’s Incorporated

CABELA’S INC. ANNOUNCES FIRST QUARTER 2017 RESULTS
- First Quarter GAAP Diluted EPS of $0.28 and Non-GAAP Diluted EPS of $0.40
- Cabela’s CLUB® Avg. Receivables Grew 11.0%
- Consolidated Retail Comparable Store Sales Decreased 8.9%
- SD&A Expenses Decreased $1.3 Million to $327.9 Million on a GAAP Basis and Decreased $3.1 Million to $318.6 Million on a Non-GAAP Basis

SIDNEY, Neb. (May 4, 2017) - Cabela’s Incorporated (NYSE:CAB) today reported financial results for the first quarter fiscal 2017.

For the quarter, on a GAAP basis, total revenue decreased 3.4% to $834.9 million, revenue from retail store sales decreased 3.9% to $542.0 million, Internet and catalog sales decreased 12.6% to $136.1 million, and Financial Services revenue increased 6.5% to $150.0 million. For the quarter, U.S. comparable store sales decreased 9.1% and consolidated comparable store sales decreased 8.9%.

For the quarter, net income decreased 16.7% to $19.1 million compared to $22.9 million in the year ago quarter, and earnings per diluted share were $0.28 compared to $0.33 in the year ago quarter. Adjusted for certain items, the Company reported first quarter net income of $27.6 million and earnings per diluted share of $0.40 as compared to net income of $29.5 million and earnings per diluted share of $0.43 in the year ago quarter. First quarter 2017 GAAP results included impairment and restructuring charges and other items totaling a $0.12 reduction in earnings per diluted share. See the supporting schedules to this earnings release labeled “Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures” for a reconciliation of the GAAP to non-GAAP financial measures.

“While we were disappointed with our merchandise sales in the first quarter, we were very pleased with the excellent performance of our Cabela’s CLUB Visa program and our focus on expense management, which continued to provide meaningful contributions to profitability,” said Tommy Millner, Cabela’s Chief Executive Officer. “Similar to broader retail industry trends, we continued to experience challenging traffic patterns in the first quarter. Our growth in average ticket was more than offset by continued decreases in transactions.”

For the quarter, consolidated comparable store sales decreased 8.9% and U.S. comparable store sales decreased 9.1% as compared to the same quarter a year ago. The decrease in comparable store sales was attributable to several specific events. Firearms and ammunition have faced several headwinds including the election and the tough comparisons from the San Bernardino tragedy a year ago. The home and gifts category was challenged by difficult comparisons related to a significant spike in demand for specific items in the first quarter a year ago. While apparel categories comped negatively for the quarter, they have shown signs of improvement and were down less than the consolidated comp.

Merchandise gross margin decreased by 80 basis points in the quarter to 31.4% compared to 32.2% in the same quarter a year ago. This decrease was primarily attributable to the impacts of increased sales discounts and promotional activity as well as merchandise mix. Sales discounts and promotional activity were responsible for approximately 70 basis points of the decrease and the merchandise mix impact was approximately 10 basis points of the overall decrease for the quarter.

Expense management initiatives continued to generate meaningful contributions to profitability. For the quarter, GAAP basis SD&A expenses decreased by $1.3 million to $327.9 million as compared to $329.2 million in the same quarter a year ago. On a non-GAAP basis, SD&A expenses decreased $3.1 million to $318.6 million as compared to $321.7 million in the same quarter a year ago. Expense reductions were primarily related to efficiencies in labor and a decrease in certain marketing expenses.

“We continue to be very pleased with the results of our expense and process improvement initiatives,” Millner said. “We are particularly encouraged by the sustainable impact of these initiatives from their implementation in 2015 through the first quarter. I commend our teams for executing these profitability enhancing improvements throughout the business.”

The Cabela’s CLUB Visa program had another excellent quarter. For the quarter, growth in the average number of active credit card accounts was 2.4% and growth in average balance per active credit card account was 8.3% as compared to the same period a year ago. The average balance of credit card loans grew 11.0% to approximately $5.4 billion as compared to $4.9 billion in the year ago quarter. For the quarter, net charge-offs were 3.18%. First quarter Financial Services revenue increased 6.5% over the year ago quarter. This increase was primarily driven by increases in interest and fee income, which was largely offset by increases in the provision for loan losses as well as interest expense. During the quarter, the allowance for loan losses was reduced by $6.2 million as compared to a reduction of $1.2 million in the same quarter a year ago. For the quarter, the reduction in the allowance for loan losses was due to improvements in the roll rates for early stage delinquencies from the end of the fourth quarter of 2016 to the end of the first quarter of 2017.

As a reminder, Cabela’s will not host a conference call with analysts and investors or provide guidance in connection with the results and does not plan to do so for future quarters while the acquisition of the Company by Bass Pro Shops is pending.

About Cabela’s Incorporated

Cabela’s Incorporated, headquartered in Sidney, Nebraska, is a leading specialty omni-channel retailer of hunting, fishing, camping, shooting sports, and related outdoor merchandise. Since the Company’s founding in 1961, Cabela’s® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World’s Foremost Outfitter®. Cabela’s offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service. Cabela’s also issues the Cabela’s CLUB® Visa credit card, which serves as its primary customer loyalty rewards program. Cabela’s stock is traded on the New York Stock Exchange under the symbol “CAB”.

Caution Concerning Forward-Looking Statements

This press release contains “forward-looking statements” that are based on the Company’s beliefs, assumptions, and expectations of future events, taking into account the information currently available to the Company. All statements other than statements of current or historical fact contained in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “seek,” “plan,” “confident,” and similar statements are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results, performance, or financial condition to differ materially from the expectations of future results, performance, or financial condition that the Company expresses or implies in any forward-looking statements. These risks and uncertainties include, but are not limited to: the satisfaction of the conditions precedent to the consummation of the proposed merger by and among Bass Pro Group, LLC, Prairie Merger Sub, Inc., a wholly owned subsidiary of Bass Pro Group, LLC, and the Company, including, without limitation, the receipt of stockholder and regulatory approvals, including as a result of the inability of Synovus Bank to timely obtain regulatory approvals for its consummation of its purchase of the assets of World’s Foremost Bank; unanticipated difficulties or expenditures relating to the proposed merger; legal proceedings, judgments, or settlements, including those that may be instituted against the Company, the Company’s board of directors, executive officers, and others following the announcement of the proposed merger; disruptions of current plans and operations caused by the announcement and pendency of the proposed merger; potential difficulties in employee retention due to the announcement and pendency of the proposed merger; the response of customers, suppliers, business partners, and regulators to the announcement of the proposed merger; the state of the economy and the level of discretionary consumer spending, including changes in consumer preferences, demand for firearms and ammunition, and demographic trends; adverse changes in the capital and credit markets or the availability of capital and credit; the Company’s ability to successfully execute its omni-channel strategy; increasing competition in the outdoor sporting goods industry and for credit card products and reward programs; the cost of the Company’s products, including increases in fuel prices; the availability of the Company’s products due to political or financial instability in countries where the goods the Company sells are manufactured; supply and delivery shortages or interruptions, and other interruptions or disruptions to the Company’s systems, processes, or controls, caused by system changes or other factors; increased or adverse government regulations, including regulations relating to firearms and ammunition; the Company’s ability to protect its brand, intellectual property, and reputation; the Company’s ability to prevent cybersecurity breaches and mitigate cybersecurity risks; the outcome of litigation, administrative, and/or regulatory matters (including the ongoing audits by tax authorities and compliance examinations by the Federal Deposit Insurance Corporation); the Company’s ability to manage credit, liquidity, interest rate, operational, legal, regulatory capital, and compliance risks; the Company’s ability to increase credit card receivables while managing credit quality; the Company’s ability to securitize its credit card receivables at acceptable rates or access the deposits market at acceptable rates; the impact of legislation, regulation, and supervisory regulatory actions in the financial services industry; and other risks, relevant factors, and uncertainties identified in the Company’s filings with the SEC (including the information set forth in the “Risk Factors” section of the Company’s Form 10-K for the fiscal year ended December 31, 2016), which filings are available at the Company’s website at www.cabelas.com and the SEC’s website at www.sec.gov. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. The Company’s forward-looking statements speak only as of the date they are made. Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

CABELA’S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except Earnings Per Share)
(Unaudited)

	Three Months Ended
	April 1, 2017	April 2, 2016
Revenue:
Merchandise sales	$678,021	$719,915
Financial Services revenue	149,999	140,823
Other revenue	6,869	3,924
Total revenue	834,889	864,662
Cost of revenue:
Merchandise costs (exclusive of depreciation and amortization)	465,082	487,992
Cost of other revenue	1,030	153
Total cost of revenue (exclusive of depreciation and amortization)	466,112	488,145

Selling, distribution, and administrative expenses	327,857	329,189
Impairment and restructuring charges	2,407	2,972

Operating income	38,513	44,356

Interest expense, net	(7,676)	(9,231)
Other non-operating income, net	569	901

Income before provision for income taxes	31,406	36,026
Provision for income taxes	12,343	13,137
Net income	$19,063	$22,889

Earnings per basic share	$0.28	$0.34
Earnings per diluted share	$0.28	$0.33

Basic weighted average shares outstanding	68,640,257	67,925,173
Diluted weighted average shares outstanding	69,314,868	68,687,596

CABELA’S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands Except Par Values)
(Unaudited)

	April 1, 2017	December 31, 2016	April 2, 2016
ASSETS
CURRENT
Cash and cash equivalents	$258,681	$263,825	$141,973
Restricted cash of the Trust	46,330	48,697	40,475
Accounts receivable, net	29,640	76,140	35,450
Credit card loans (includes restricted credit card loans of the Trust of $5,289,655, $5,661,101, and $4,824,323), net of allowance for loan losses of $112,095, $118,343, and $74,753	5,205,937	5,579,575	4,779,153
Inventories	894,475	860,360	905,122
Prepaid expenses and other current assets	125,517	132,250	120,156
Income taxes receivable	67,824	75,731	73,391
Total current assets	6,628,404	7,036,578	6,095,720
Property and equipment, net	1,796,668	1,807,209	1,840,530
Deferred income taxes	—	—	25,159
Other assets	124,877	127,037	139,800
Total assets	$8,549,949	$8,970,824	$8,101,209

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT
Accounts payable, including unpresented checks of $34,082, $41,132, and $17,958	$292,612	$347,784	$266,936
Gift instruments, credit card rewards, and loyalty rewards programs	368,407	387,865	346,771
Accrued expenses and other liabilities	129,318	172,744	161,537
Time deposits	179,157	177,015	177,052
Current maturities of secured variable funding obligations of the Trust	725,000	420,000	330,000
Current maturities of secured long-term obligations of the Trust, net	424,907	1,104,685	1,189,088
Current maturities of long-term debt	68,121	79,677	8,456
Total current liabilities	2,187,522	2,689,770	2,479,840
Long-term time deposits	1,047,019	991,842	688,504
Secured long-term obligations of the Trust, less current maturities, net	2,467,181	2,466,576	2,042,598
Long-term debt, less current maturities, net	670,226	671,509	884,099
Deferred income taxes	9,187	7,288	—
Other long-term liabilities	134,738	132,240	133,188

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; Authorized – 10,000,000 shares; Issued – none	—	—	—
Common stock, $0.01 par value:
Class A Voting, Authorized – 245,000,000 shares
Issued – 71,595,020 shares for all periods
Outstanding – 68,905,430, 68,502,256, and 68,243,858 shares	716	716	716
Additional paid-in capital	364,176	384,353	373,307
Retained earnings	1,817,872	1,798,809	1,674,751
Accumulated other comprehensive loss	(41,831)	(45,922)	(35,670)
Treasury stock, at cost – 2,689,590, 3,092,764, and 3,351,162 shares	(106,857)	(126,357)	(140,124)
Total stockholders’ equity	2,034,076	2,011,599	1,872,980
Total liabilities and stockholders’ equity	$8,549,949	$8,970,824	$8,101,209

CABELA’S INCORPORATED AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in Thousands)
(Unaudited)

	Three Months Ended
	April 1, 2017	April 2, 2016

Components of Total Consolidated Revenue:
Merchandise sales	$678,021	$719,915
Financial Services revenue	149,999	140,823
Other revenue	6,869	3,924
Total consolidated revenue as reported	$834,889	$864,662

As a Percentage of Total Consolidated Revenue:
Merchandise sales	81.2%	83.3%
Financial Services revenue	18.0	16.3
Other revenue	0.8	0.4
Total	100.0%	100.0%

Operating Income (Loss) by Segment:
Merchandising	$(30,071)	$(16,395)
Financial Services	68,584	60,751
Total consolidated operating income as reported	$38,513	$44,356

Operating Income (Loss) by Segment as a Percentage of Segment Revenue:
Merchandising segment operating loss	(4.4)%	(2.3)%
Financial Services segment operating income	47.2	44.7
Total operating income as a percentage of total revenue	4.6	5.1

CABELA’S INCORPORATED AND SUBSIDIARIES
COMPONENTS OF FINANCIAL SERVICES REVENUE
(Dollars in Thousands)
(Unaudited)

Financial Services revenue consists of activity from the Company’s credit card operations and is comprised of interest and fee income, interchange income, other non-interest income, interest expense, provision for loan losses, and customer rewards costs. The following table details the components and amounts of Financial Services revenue as reported for the periods presented below.

	Three Months Ended
	April 1, 2017	April 2, 2016

Interest and fee income	$164,644	$139,748
Interest expense	(26,320)	(19,873)
Provision for loan losses	(31,086)	(22,820)
Net interest income, net of provision for loan losses	107,238	97,055
Non-interest income:
Interchange income	94,366	94,996
Other non-interest income	757	670
Total non-interest income	95,123	95,666
Less: Customer rewards costs	(52,362)	(51,898)
Financial Services revenue as reported	$149,999	$140,823

The following table sets forth the components of Financial Services revenue as reported as a percentage of average total credit card loans, including any accrued interest and fees, for the periods presented below.

	Three Months Ended
	April 1, 2017	April 2, 2016

Interest and fee income	12.1%	11.5%
Interest expense	(1.9)	(1.6)
Provision for loan losses	(2.3)	(1.9)
Interchange income	7.0	7.8
Other non-interest income	0.1	0.1
Customer rewards costs	(3.9)	(4.3)
Financial Services revenue as reported	11.1%	11.6%

CABELA’S INCORPORATED AND SUBSIDIARIES
KEY STATISTICS OF FINANCIAL SERVICES BUSINESS
(Unaudited)

The following table show key statistics reflecting the performance of the Financial Services business for the periods presented below.

	Three Months Ended
	April 1, 2017	April 2, 2016	Increase (Decrease)	% Change

	(Dollars in Thousands Except Average Balance per Active Account )

Average balance of credit card loans (1)	$5,401,639	$4,867,758	$533,881	11.0%
Average number of active credit card accounts	2,074,771	2,026,054	48,717	2.4
Average balance per active credit card account (1)	$2,603	$2,403	$200	8.3
Purchases on credit card accounts, net	4,879,196	4,826,619	52,577	1.1
Net charge-offs on credit card loans (1)	42,952	27,373	15,579	56.9
Net charge-offs as a percentage of average credit card loans (1)	3.18%	2.25%	0.93%
(1) Includes accrued interest and fees

CABELA’S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED FINANCIAL MEASURES (1)
(Unaudited)

To supplement our consolidated statements of income presented in accordance with generally accepted accounting principles (“GAAP”), we are providing non-GAAP adjusted financial measures of operating results that exclude certain items. Selling, distribution, and administrative expenses; impairment and restructuring charges; operating income; income before provision for income taxes; provision for income taxes; net income; and earnings per diluted share are presented below both as GAAP reported and non-GAAP financial measures excluding (i) consulting fees and certain expenses primarily related to our corporate restructuring initiative and the pending merger; (ii) a charge recognized pursuant to a lawsuit settlement; (iii) charges related to the early extinguishment of certain certificates of deposit; (iv) impairment and restructuring charges; and (v) an adjustment to the provision for income taxes for nondeductible expenses primarily to facilitate the acquisition of the Company. In light of the nature and magnitude, we believe these items should be presented separately to enhance a reader’s overall understanding of the Company’s ongoing operations. These non-GAAP adjusted financial measures should be considered in conjunction with the GAAP financial measures.

We believe these non-GAAP adjusted financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of our ongoing operations and are useful for year-over-year comparisons of such operations. In addition, we evaluate results using non-GAAP adjusted operating income, adjusted net income, and adjusted earnings per diluted share. These non-GAAP adjusted financial measures should not be considered in isolation or as a substitute for operating income, net income, earnings per diluted share, or any other measure calculated in accordance with GAAP. The following tables reconcile these financial measures to the related GAAP adjusted financial measures for the periods presented.

	Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures (1)
	Three Months Ended
	April 1, 2017			April 2, 2016
	GAAP Basis as Reported	Non-GAAP Adjustments	Non-GAAP Amounts	GAAP Basis as Reported	Non-GAAP Adjustments	Non-GAAP Amounts

	(Dollars in Thousands Except Earnings Per Share)

Selling, distribution, and administrative expenses (2)	$327,857	$(9,228)	$318,629	$329,189	$(7,503)	$321,686
Impairment and restructuring charges (3)	$2,407	$(2,407)	$—	$2,972	$(2,972)	$—
Operating income (2) (3)	$38,513	$11,635	$50,148	$44,356	$10,475	$54,831
Income before provision for income taxes	$31,406	$11,635	$43,041	$36,026	$10,475	$46,501
Provision for income taxes (4)	$12,343	$3,087	$15,430	$13,137	$3,823	$16,960
Net income	$19,063	$8,548	$27,611	$22,889	$6,652	$29,541
Earnings per diluted share	$0.28	$0.12	$0.40	$0.33	$0.10	$0.43

(1)
The presentation includes non-GAAP financial measures. These non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles, and do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP.

(2)	Consists of the following for the respective periods:

	Three Months Ended
	April 1, 2017	April 2, 2016

Consulting fees and certain other expenses primarily related to the Company’s corporate restructuring initiative and the pending merger	$7,885	$3,653
Charge related to a lawsuit settlement	—	3,850
Charges related to the early extinguishment of certain certificates of deposit	1,343	—
	$9,228	$7,503
(footnotes follow on the next page)

CABELA’S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED FINANCIAL MEASURES (Continued) (1)
(Unaudited)

(3)	Consists of the following for the respective periods:

	Three Months Ended
	April 1, 2017	April 2, 2016

Charges for employee severance agreements and termination benefits related to our corporate restructuring and reduction in the number of personnel	$1,503	$2,831
Impairment losses on other property	904	141
	$2,407	$2,972

(4)
For all periods presented, reflects the estimated provision for income taxes on the non-GAAP adjusted income before provision for income taxes. In addition, for the three months ended April 1, 2017, reflects an adjustment of $1,359 to the provision for income taxes for nondeductible expenses to facilitate the acquisition of the Company. The effective income tax rate used for the non-GAAP financial measures was 35.8% and 36.5%, for the three months ended April 1, 2017, and April 2, 2016, respectively. A reconciliation impacting the provision for income taxes follows:

	Three Months Ended
	April 1, 2017	April 2, 2016

Provision for income taxes calculated on the non-GAAP adjustments excluding the impact of the nondeductible expenses to facilitate the acquisition of the Company	$4,446	$3,823
Adjustment to the provision for income taxes for nondeductible expenses to facilitate the acquisition of the Company	(1,359)	—
Provision for income taxes on non-GAAP adjustments	$3,087	$3,823